UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2013

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On March 22, 2013, Walter Energy, Inc. (the “Company”) received consents to an amendment (the “Fourth Amendment”) to the Company’s $2.725 billion credit agreement, dated as of April 1, 2011, as amended by the First Amendment to Credit Agreement, dated as of January 20, 2012, as further amended by the Second Amendment to Credit Agreement, dated as of August 16, 2012, and as further amended by the Third Amendment to Credit Agreement dated as of October 29, 2012 (as amended, the “Credit Agreement”) from a majority of the lenders thereunder. The Fourth Amendment amends a financial covenant in the Credit Agreement to provide additional flexibility if the Company issues senior unsecured notes, including the Notes (as defined in Item 8.01 below), subject to the lesser of 100% and $250 million, in each case, of the net proceeds of any such notes issuance being used to repay term loans outstanding under the Credit Agreement, including as the Company intends to do with $250 million of the net proceeds of the offering of the Notes. The Fourth Amendment also provides that, should a repricing event occur within six months of the effective date of the Fourth Amendment, the Company must pay a fee equal to 1.0% of the aggregate principal amount of, as applicable, (i) the portion of the Term Loan B balance prepaid (or converted) in connection with such repricing event or (ii) the portion of the Term Loan B balance outstanding on such date that is subject to an effective pricing reduction pursuant to such repricing event. In connection with the Fourth Amendment, the Company paid a one-time consent fee equal to 0.25% of the aggregate amount of loans outstanding and/or available commitments of those lenders consenting to the Fourth Amendment, which amounted to approximately $5.6 million. All other terms of the Credit Agreement, including the aggregate principal amount that may be borrowed thereunder, remain substantially unchanged.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01                                 Other Events.

On March 22, 2013, the Company issued a press release announcing that it increased the size of its previously announced private offering of $350 million aggregate principal amount of senior notes due 2021 to $450 million aggregate principal amount of senior unsecured notes due 2021 with a coupon of 8.500% (the “Notes”).  For information regarding this matter, the Company hereby incorporates by reference herein the information set forth in its press release, dated March 22, 2013, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                 Financial Statements and Exhibits.

(d)	Exhibits

10.1

Fourth Amendment to Credit Agreement, dated as of March 21, 2013, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

99.1	Press Release, dated March 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: March 22, 2013	By:	/s/ Earl H. Doppelt

	Name:	Earl H. Doppelt
	Title:	Senior Vice President, General Counsel and Secretary